Exhibit 32

Certification Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) (the “Act”) and Rule 13a-14(b) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each of the undersigned, Louis A. Raspino, President and Chief Executive Officer of Pride International, Inc., a Delaware corporation (the “Company”), and Brian C. Voegele, Senior Vice President and Chief Financial Officer of the Company, hereby certifies that, to his knowledge:

(1)      the Company’s Quarterly Report on Form 10-Q for the quarter ended Septebmer 30, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)      information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 2, 2009

By: /s/ Louis A. Raspino
Louis A. Raspino
President and Chief Executive Officer
(Principal Executive Officer)

By: /s/ Brian C. Voegele
Brian C. Voegele
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

The foregoing certification is being furnished solely pursuant to Section 906 of the Act and Rule 13a-14(b) promulgated under the Exchange Act and is not being filed as part of the Report or as a separate disclosure document.